Exhibit 99


                UNDERTAKING TO FILE EXHIBITS PURSUANT
             TO ITEM 601(b)(4)(iii)(A) OF REGULATIONS S-K


     The undersigned registrant acknowledges that it has not filed with the Securities and Exchange Commission (the "Commission") copies of certain instruments with respect to long-term debt of the registrant representing obligations not exceeding 10% of the registrant's total assets as of January 2, 1999, pursuant to the provisions of Item 601(b)(4)(iii)(A) of Regulation S-K of the Commission (the "Regulation").

     Pursuant to the Regulation, the undersigned registrant hereby undertakes to furnish to the Commission upon its request a copy of any such instrument.

     This is the  25th day of March, 1999.


                                    FOOD LION, INC.

                                    Laura Kendall

                                    Laura Kendall
                                    Vice President of Finance
                                    Chief Financial Officer
                                    Principal Financial Officer